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                                                                    Exhibit 10.7

                              EMPLOYMENT AGREEMENT
                              --------------------

     EMPLOYMENT AGREEMENT, effective November 1, 1996 (the "Effective Date"), by and between ORCHID BIOCOMPUTER, INC., a Delaware corporation (the "Company"), and DALE R. PFOST, Ph.D., an individual (the "Executive").

                             PRELIMINARY STATEMENTS
                             ----------------------

     WHEREAS, the Company wishes to employ the Executive as Chairman, President and Chief Executive Officer of the Company;

     WHEREAS, Sarnoff Corporation ("Sarnoff") owns the majority of outstanding shares of the Company;

     WHEREAS, the Executive wishes to enter into the employ of the Company as its Chairman, President and Chief Executive Officer; and

     WHEREAS, the parties understand and acknowledge that there are ongoing discussions about the possible acquisition by the Company of various technology rights related to the area of clinical diagnostics, and the parties anticipate that with Sarnoff's consent and cooperation there may be a transaction to have such technology rights added to the Company's technology portfolio.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  TERM OF EMPLOYMENT.
    ------------------

     Subject to the provisions for termination set forth in this Agreement, the Company will employ the Executive, and the Executive will serve the Company, as Chairman, President and Chief Executive Officer of the Company, for a period commencing on the Effective Date and continuing until terminated in accordance with the terms and condition of this Agreement ("Term of Employment"). The parties understand and agree that the Executive shall be an at-will employee of the Company.

2.   POSITIONS AND DUTIES.
     --------------------

     2.1  Duties. During the Term of Employment, the Executive will serve as
          ------
Chairman, President and Chief Executive Officer of the Company with responsibility for the business, affairs and operations of the Company, subject to the terms of this Employment Agreement and subject to the direction and control of the Board of Directors of the Company. The Executive will, during the Term of Employment, serve the Company faithfully, diligently and competently and to the best of his ability, and will hold, in addition to the offices of Chairman, President and Chief Executive Officer of the Company, such other executive offices in the Company to which he may be elected, appointed or assigned by the Board of Directors from time to time and will discharge such executive duties in connection therewith. The Executive shall devote all of his business time to the performance of his duties hereunder; provided, however, that, notwithstanding any provision in this Employment Agreement to the contrary, the Executive shall not be precluded from devoting reasonable periods of time required for serving as a member of committees or advisory boards or board(s) of directors of companies or organizations which have been approved by the Board of Directors of the Company so long as such memberships or activities do not interfere with the performance of the Executive's duties hereunder and are not contrary to the business or other interests of the Company. In this respect the Executive is currently serving on two such boards of directors and agrees to resign from either or both with six months' advance written notice should the Board of the Company decide that continuation of these directorships would not be in the best interests of the Company. One such directorship is Pangea Systems, Inc., an informatics company working in the drug discovery area, and the other is Spectra Science, which is engaged in laser-based technologies.

     2.2  Nomination to Board. So long as the Executive is the Chairman,
          -------------------
President and/or Chief Executive Officer of the Company, Sarnoff and the Company will continue to use diligent efforts to maintain Executive's election as a director and Chairman of the Board of Directors of the Company.

3.  COMPENSATION.
    ------------

     3.1  Salary. The Company will, commencing with the Effective Date and
          ------
during the Term of Employment, pay to the Executive as compensation for the performance of his duties and obligations hereunder a salary at the rate of Two Hundred Twenty-Five Thousand Dollars ($225,000) per annum ("Salary"), payable in approximately equal installments not less than twice per month and otherwise in accordance with the Company's customary payroll practice. Such base salary shall be reviewed, and any increases in the amount thereof shall be determined, by the Board of Directors of the Company or a compensation committee formed by the Board of Directors of the Company at the end of each 12-month period of employment after the Effective Date during the Term of Employment. Such review in the first instance shall take place in the first quarter of 1998 and will reflect the more-than-one-year nature of the review and any appropriate compensation adjustments on an approved pro rata basis.

     3.2  Shares Issued Upon Execution. The Company shall issue to the Executive
          ----------------------------
as of the date of execution hereof 99,333 shares of the Company's common stock (the "Shares"). The Company shall from time to time execute, or use diligent efforts to cause to be executed, all such documents and agreements as are necessary to vest in the Executive such rights with respect to the Shares that are no less favorable than the preferential treatment (including without limitation, liquidation preference and anti-dilution rights) granted to other current or future holders of Common Stock.

          3.2.1  Additional Blue Chip Technology Shares. The Company as of the
                 --------------------------------------
execution date of this Agreement is in the process of concluding a transaction whereby Sarnoff will license to the Company certain technology commonly referred to as the "Blue Chip Technology" in exchange for the issuance by the Company to Sarnoff of additional shares of Orchid common stock. The Company agrees that at the close of such licensing transaction the Company shall simultaneously issue to Executive additional shares of Orchid common stock in an amount equal to four percent (4%) of the equity value assigned to the Blue Chip Technology to be licensed by Sarnoff to Orchid. By way of example only, if the proposed value of such technology license is 250,000 shares, at the time the transaction closes and 250,000 shares are issued by Orchid to Sarnoff in exchange for such license, then at such time Orchid shall also

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issue to Executive an additional 10,000 shares of Orchid common stock. Upon such issuance, such additional shares shall be included in the definition of "Shares" as defined at Section 3.2 above and used in this Agreement.

          3.2.2  Repurchase Rights by the Company. Until the closing of an
                 --------------------------------
initial public offering of the Company's common stock, or until Sarnoff no longer owns or controls at least 51% of the Company's outstanding voting shares, the Company shall, upon any termination of Executive's employment, have the right upon fourteen (14) days' prior written notice to Executive to purchase from Executive all, but not less than all, of the Shares, at the following prices per share:

                 A. The "vested" shares held by the Executive on the date of his termination shall be purchased for a price per share equal to the fair market value per share as of the date of such termination. The "fair market value per share" shall be determined in good faith by the Board of Directors of the Company in its sole discretion. If Executive disagrees with this valuation, upon written notice by Executive to the Company, the parties mutually shall select a neutral independent appraiser to determine such value within 90 days after such notice, with the expense of such appraisal borne equally by the parties. The number of Shares which are "vested" shall be calculated as follows: twenty-five percent (25%) of the total Shares issued to Executive (including without limitation the issuance of any additional Blue Chip Technology shares under
Section 3.2.1 above) plus the addition on the last day of each month following November 1,1996 to such pool of "vested" Shares of 2.083% of the total Shares (including any such Blue Chip Technology shares), so that all of the Shares (including without limitation any such Blue Chip Technology shares) shall be fully (100%) vested on the third anniversary of the Effective Date of this Agreement.

                 B. The "unvested" Shares held by the Executive on the date of his termination shall be purchased for $.01 per share. The number of "unvested" Shares shall be the total number of Shares, less the "vested" Shares (as determined above) on the date of any such termination.

     3.3  Employee's Sale Rights. At anytime, if the Executive's employment is
          ----------------------
terminated for any reason, with or without cause, the Executive shall have the right to require the Company to purchase all, but not less than all, of the fully "vested" Shares of the Company's capital stock held by the Executive on the date of his termination at a price per share equal to the fair market value per share of the stock, as determined in good faith by the Board of Directors in its sole discretion. If Executive disagrees with this valuation, upon written notice by Executive to the Company, the parties mutually shall select a neutral independent appraiser to determine such value within 90 days after such notice, with the expense of such appraisal borne equally by the parties. The number of such "vested" shares shall be determined in accordance with Section 3.2.1 .A. above. At the Closing of any such purchase, the Company shall also purchase all of Executive's "unvested" Shares, with such unvested Shares being determined in accordance with Section 3.2.1 .B. above, at a price of $.01 per Share.

4.   EXPENSES AND BENEFITS.
     ---------------------

     4.1  Relocation and Legal Expenses. The Company shall reimburse the
          -----------------------------
Executive for (i) all reasonable costs incurred by him in connection with his accepting this employment, up to a

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maximum of Twenty-Five Thousand Dollars ($25,000.00) including, without limitation, (1) the costs of moving his family and belongings from California and the UK to the Princeton, New Jersey area; (2) housing search and closing costs; and (3) legal fees in connection with the review and negotiation of this Agreement, plus (ii) any federal, state or local income or payroll taxes incurred by the Executive with respect to payments made to him or on his behalf under this Section 4.1 so that Executive shall be made whole on an after tax basis.

     4.2  Additional Personal Expenses. In addition to the relocation expenses
          ----------------------------
set forth in Section 4.1 above, the Company shall reimburse the Executive for
(i) the reasonable costs of hotel and airfare for the Executive and his family for two (2) trips to New Jersey to find housing in the Princeton area and (ii) the reasonable cost of airfare for the Executive's travel to California for Thanksgiving, Christmas and at one other time before December 31, 1996. The Executive will use his best efforts to incorporate this personal travel to California with business trips to the area made on behalf of the Company.

     4.3  Business Expenses. All travel and other reasonable and ordinary
          -----------------
business expenses incident to the rendering of services by the Executive hereunder will be reimbursed by the Company subject to the submission of appropriate vouchers and receipts in accordance with the Company's policies and procedures from time to time in effect.

     4.4  Benefits. During the Term of Employment, and thereafter under the
          --------
specific circumstances set forth in this Agreement, the Executive shall be entitled to participate in all employee and fringe benefits generally provided on an ongoing basis to other members of the Company's management who are similarly situated, including, without limitation, all pension, profit sharing, incentive, retirement, insurance, health and disability benefits and plans. Notwithstanding the foregoing, the Company shall provide, at Company cost, the Executive with the following:

          4.4.1 medical insurance for the Executive and his family under an indemnity plan, not a health maintenance organization (HMO);

          4.4.2 life insurance coverage in an amount equal to three (3) times the Executive's Salary;

          4.4.3  business travel insurance; and

          4.4.4 contributory long-term disability insurance under the Sarnoff plan or under a successor Company plan.

     4.5  Cash and Stock Bonuses: Stock Options. Upon the execution of this
          -------------------------------------
Employment Agreement, the Company shall pay to the Executive a one-time sign-on bonus in the amount of $50,000, which shall be in the form of a non-recourse loan to the Executive, the repayment of which shall be forgiven monthly over a three-year period, calculated as of the Effective Date. The Company shall in addition pay to the Executive an annual bonus of up to an amount equal to 25% of the Executive's salary for each year during the "Term of Employment," subject to achievement of specific performance milestones set forth in the Company's Business Plan and agreed to in advance and in writing by both the Company and the Executive. The Executive also shall be entitled to such stock bonuses and stock options as determined by the Board of Directors from time to time.

                                       4
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     4.6  Retirement Plan. In addition to the payment of Executive's Salary,
          ---------------
commencing with the Effective Date the Company shall contribute an additional amount equal to 10% per year of the Executive's Salary to a qualified retirement plan for the sole benefit of the Executive. Such retirement plan may be the Company's retirement plan, or a plan established solely for the benefit of Executive. If such 10% per year amount exceeds the amount that Executive is permitted to contribute to any such retirement plans under applicable law, or if there are no retirement plans in existence, then the Company shall pay any such excess amounts to a non-qualified-plan established for the benefit of Executive. Until such time as the Company or the Executive establishes a plan, then the Company shall credit such contributions to the Executive's account from and after the Effective Date, until such a plan is created.

     4.7  Vacation. During the Term of Employment, the Executive shall be
          --------
entitled to four (4) weeks per year of vacation time, to be taken consistent with the policies of the Company and the effective discharge of the Executive's duties. Such vacation time shall accumulate from year to year but the Executive shall not be entitled to any payment with respect to vacation time remaining at the end of any year, provided, however, that all accrued but unpaid vacation pay and any other unpaid compensation shall be paid to Executive upon any termination of Executive from employment. In addition, any such accrued vacation pay may be paid to Executive earlier upon the approval of the Board of Directors.

     4.8  Sick Leave: Holidays. During the term hereof, the Executive shall be
          --------------------
entitled to sick leave and holidays in accordance with the established polices of the Company from time to time in effect.

5.   SARNOFF GUARANTY.
     ----------------

     Sarnoff hereby agrees to guaranty the payment and satisfaction of all of the Company's obligations to the Executive hereunder in accordance with the Guaranty Agreement attached hereto as Exhibit A.

6.   ANNUAL REVIEW.
     -------------

     The Board of Directors of the Company shall conduct an annual review of the Executive's performance, at which time the Board shall determine Executive's bonus for the previous year and the Salary for the following year pursuant to Sections 4.5 and 3.1, respectively. The first annual review shall take place in January 1998 and shall encompass the period commencing on the Effective Date and running through December 31, 1997.

7.   TERMINATION.
     -----------

     7.1  Death. This Employment Agreement shall be terminated by the death of
          -----
the Executive. Provided that the Company-paid life insurance described at
Section 4.4.2 of this Agreement is still in effect, in the event of termination by reason of death Executive's estate shall receive solely his accrued Salary and other compensation benefits, including accrued vacation pay, through and including his date of death.

     7.2  Disability. this Employment Agreement may be terminated by the Board
          ----------
of Directors of the Company if the Executive shall be rendered Incapable by illness or any other disability from complying with the terms, conditions and provisions on his part to be kept,

                                       5
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observed and performed for a period in excess of six months during the Term of
Employment ("Disability"). In the event that the Executive receives disability Insurance benefits paid for by the Company during any period prior to termination of this Employment Agreement for Disability pursuant to this Section, the Executive's Salary shall be reduced by an amount equal to such disability insurance benefits during such period. If Executive's employment hereunder is terminated by reason of Disability of the Executive, the Company shall give ten (10) days' prior written notice to that effect to the Executive in the manner provided herein. In such case, Executive shall receive as severance one year of Salary and other fringe benefits for a period of one year after the date of termination, provided, however, that the one year of Salary severance payments payable hereunder by Company to Executive during such one-year period shall be reduced by an amount equal to any disability insurance benefits paid for by the Company and received to Executive during such one year period, with such benefits being grossed up for purposes of such calculation by the amount necessary to make such payment equivalent on a pre-tax basis to the Salary payments received by Executive.

     7.3  For Cause. The Company shall have the right to terminate the
          ---------
Executive's employment hereunder at any time for Cause (as hereinafter defined), provided, however, that the Company first gives the Executive forty-five (45) days advance written notice of the Company's intention to terminate the Executive's employment for Cause, detailing the Company's good faith reasons for any such determination, and, provided further, that the Executive then fails within such 45-day period to cure or otherwise correct the circumstances giving rise to such "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's
(a) misconduct that is materially injurious, in the reasonable judgment of the Board of Directors of the Company, to the Company or any of its subsidiaries, stockholders or affiliates; (b) conviction of (or pleading nolo contendere to) any felony or any misdemeanor involving moral turpitude which might, in the reasonable judgment of the Board of Directors of the Company, cause embarrassment to the Company or any of its subsidiaries, stockholders or affiliates; (c) commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with the Executive's employment by the Company; (d) commission of an act which the Board of Directors of the Company shall reasonably have found to have involved willful misconduct or gross negligence on the part of the Executive, in the conduct of his duties hereunder (e) use of illegal drugs, habitual absenteeism, chronic alcoholism or any other form of addiction; (f) criminal activity or unethical conduct which would, in the reasonable judgment of the Board of Directors of the Company, impair the Executive's ability to perform his duties under this Agreement; (g) refusal or repeated failure to comply with the reasonable policies, standards or regulations of the Company; or (h) Executive's material breach of the terms and conditions of this Agreement. In the event of any such "Cause" termination under this Section, the Company's obligations under this Employment Agreement shall cease and the Executive shall forfeit all right to receive any future compensation under this Agreement, except for any repurchase of his shares by the Company as described in this Agreement. Executive shall, however, receive all accrued compensation and benefits, including without limitation, vacation pay, payable through the date of any such termination.

     7.4  Termination Without Cause. Executive's employment is at will, and may
          -------------------------
be terminated at any time other than for Cause, upon twelve (12) months' prior written notice by Company to Executive, subject to the terms and conditions of this Agreement.

     7.5  Voluntary Termination for Breach. Notwithstanding any other provision
          --------------------------------
of this Agreement, if during the Term of Employment the Executive terminates his own employment due to any material breach hereunder by the Company, including without limitation by reason of any material adverse change by the Company in Executive's duties, responsibilities, compensation, benefits or perquisites, the Company agrees to: (i) pay to the Executive his then current base salary for a period of one year after the final date of Executive's termination of employment, (ii) continue all fringe benefits for a period of one year commencing upon the termination of employment, and (iii) pay as of the date of termination any accrued but unpaid vacation pay and any other accrued but unpaid compensation.

     7.6  Delivery of Resignations. In the event that the Executive's services
          ------------------------
hereunder are terminated under any of the provisions of this Employment Agreement (except by death), the Executive agrees that he will deliver his written resignation as an officer and/or director of the Company to the Board of Directors, such resignation to become effective as of the date of his final day of employment; provided, however, that nothing herein shall be deemed to affect the provisions of Sections 8, 9, 10 and 11 hereof relating to the survival thereof following termination of the Executive's services hereunder.

8.  DISCLOSURE OF INFORMATION: INVENTIONS AND DISCOVERIES.
    -----------------------------------------------------

     The Executive shall promptly disclose to the Company all processes, trademarks, inventions, improvements, discoveries and other information related to the business of the Company (collectively, "Developments") conceived, developed or acquired by him alone or with others during the Term of Employment, whether or not during regular working hours or through the use of materials or facilities of the Company. All Developments shall be the sole and exclusive property of the Company, and, upon request, the Executive shall promptly deliver to the Company all drawings, sketches, models and other data and records relating to the Developments. In the event any such Development shall be deemed by the Company to be patentable, the Executive shall, at the expense of the Company, assist the Company in obtaining a patent or patents thereon and execute all documents and do all such other acts and things necessary or proper to obtain letters of patent and to invest in the Company full right, title and interest in and to such Development.

9.  NON-DISCLOSURE.
    --------------

     The Executive shall not, at any time during or after the Term of Employment, divulge, furnish or make accessible to anyone (other than in the regular course of business of the Company or as may be required by law) or use for his own account or for the account of any person any Confidential Information or any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or other know-how, whether patentable or not, with respect to any confidential or secret development or research work or with respect to any other confidential or secret aspects of the Company's business (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers). All Confidential Information shall be the exclusive property of the Company and all such Confidential Information shall be returned to the Company by the Executive upon the request of the Company or upon the termination of the Executive's employment by the Company. As used in this Section, Confidential Information

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

shall mean information of any nature and in any form, except for information which the Executive can demonstrate:

     9.1 was at the time of disclosure to the Executive generally part of the public domain or thereafter becomes part of the public domain through no act or omission by the Executive; or

     9.2 was lawfully in the Executive's possession as shown in written records prior to disclosure by the Company and without obligation of confidentiality; or

     9.3 was lawfully received by the Executive after disclosure from a third party without obligation of confidentiality and without violation by said third party of an obligation of confidentiality to another; or

     9.4 was independently developed by the Executive without any use of Confidential Information; or

     9.5  was required to be disclosed by law or court order.

10.  NON-COMPETITION.
     ---------------

     The Company and the executive agree that the services rendered by the Executive hereunder are unique and irreplaceable. The Executive hereby agrees that, during the Term of Employment and for a period of one (1) year thereafter, the Executive shall not (a) in the United States or in those foreign countries where the Company during the Term of Employment conducts business or proposes to conduct business or initiate activities, engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity), or lend his name (or any part or variant thereof) to, any business which is, or as a result of the Executive's engagement or participation would become, competitive with any aspect of the business of the Company, such business being the development and commercialization of microfluid-based systems for drug discovery research and such other specific technologies in which the Company has, during the Term of Employment, initiated significant plans to develop products; (b) deal, directly or indirectly, in a competitive manner with any customers doing business with the Company during the Term of Employment (except in connection with the performance of the duties and obligations of the Executive during the Term of Employment); (c) solicit any officer, director, employee or agent of the Company to become an officer, director, employee or agent of the Executive, his respective affiliates or anyone else; or (d) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any trade name used by it. Ownership, in the aggregate, of less than 1% of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly held in the over-the-counter market shall not constitute a violation of the foregoing provision. "Proposes to conduct business" as used above in this Section 10 means that such proposed area was the subject of significant plans at the Company.

11.  PROPERTY.
     --------

     Upon termination of the Term of Employment for any reason, the Executive or his personal representative shall promptly deliver to the Company all books, memoranda, plans,

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records and written data of every kind relating to the business and affairs of the Company and all other property owned by the Company which is then in the Executive's possession.

12.  INSURANCE.
     ---------

     The Company shall have the right at its own cost and expense to apply for and to secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering the Executive, and the Executive agrees to submit to usual and customary medical examinations and otherwise to cooperate with the Company in connection with the procurement, of any such insurance, and any claims thereunder.

13.  SPECIFIC PERFORMANCE.
     --------------------

     The Executive acknowledges that, in the event of any breach of Sections 8, 9, 10 or 11 of this Agreement by the Executive, the remedy of the Company at law would be inadequate. The Executive therefore agrees that the Company shall be entitled to enforce its rights under Sections 8, 9, 10 or 11 of this Agreement not only by an action or actions for damages but also by an action or actions for injunctive and other equitable relief without the necessity of proving irreparable harm or actual damage.

14.  SUCCESSORS: BINDING AGREEMENT.
     -----------------------------

     14.1  Binding Effect. This Agreement shall be binding upon and inure to the
           --------------
benefit of the parties hereto, their heirs, legal representatives, successors and permitted assigns.

     14.2  Delegation. The Executive may not delegate or assign the performance
           ----------
of any duties and responsibilities imposed nor assign any rights and benefits created by this Agreement; provided, however, that any amounts which are due and owing to the Executive at the time of his death shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or if there be no such designee, to the Executive's estate.

     14.3  No Conflicts. The Executive represents that the execution and
           ------------
delivery of this Agreement and the performance of his duties hereunder do not and shall not conflict with the terms of any agreement or obligation to his prior employer or to any other party.

15.  NOTICES.
     -------

     All notices required or permitted under this Agreement shall be in writing and delivered by any method providing for proof of delivery. Any notice shall be deemed to have been given on the date of receipt. Notices shall be delivered to the parties at the following addresses until a different address has been designated by notice to the other party:

     15.1 if to the Executive:

          Dale Pfost
          4 Rosedale Way
          Pennington, NJ 08534

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

     15.2  if to the Company:

           Orchid Biocomputer, Inc.
           201 Washington Road
           Princeton, New Jersey 08540
           Attention:

     15.3  in each instance, with a copy to:

           Sarnoff Corporation
           201 Washington Road
           Princeton, New Jersey 08540
           Attention: General Counsel

           Joseph L. Cole, Esq.
           SEED, MACKALL & COLE LLP
           1332 Anacapa Street, Suite 200
           Santa Barbara, California 93101

16.  MISCELLANEOUS.
     -------------

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Company and the Executive. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Except for the guaranty attached hereto and made a part hereof, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party or any other party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey applicable in the case of agreements made and entirely performed in such State. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of Mercer, State of New Jersey. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph.

17.  VALIDITY.
     --------

     It is the intention of the Executive and the Company that the provisions of this Agreement (including, without limitation, those of Sections 8, 9,10 and 11 hereof) shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought. The invalidity or enforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any' tribunal of competent jurisdiction shall decide that any of the provisions of this Agreement should be deemed illegal or unenforceable, then only those provisions shall be deemed invalid (or shall be appropriately

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modified to the maximum extent permissible in keeping with the intent of the parties) and the remainder of this Agreement shall continue in full force and effect.

18.  SURVIVAL.
     --------

     The provisions of Sections 7 (regardless of the continuation of Executive's Salary thereunder), 8, 9, 10,11 and 18 hereof shall survive the termination of this Agreement and shall be binding upon the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

19.  HEADINGS.
     --------

     The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

20.  COUNTERPARTS.
     ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

                              ORCHID COMPUTER, INC.

                              By: /s/ Dale R. Pfost, Ph.D.
                                  -----------------------------------------
                                  DALE R. PFOST, Ph.D.

                              Title: Chief Executive Officer and President
                                    ---------------------------------------


THE UNDERSIGNED ACKNOWLEDGES AND AGREES TO THE PROVISIONS OF SECTIONS 2.2, 3.2 AND 5 HEREOF AND, WITH RESPECT TO SECTION 2.2, THE UNDERSIGNED AGREES TO VOTE ITS SHARES FOR SUCH ELECTION OF THE EXECUTIVE:

SARNOFF CORPORATION


By: /s/ James E. Carnes
   -------------------------
James E. Carnes, President

                                   Exhibit A

                                   GUARANTEE
                                   ---------

     The undersigned guarantor, Sarnoff Corporation ("Sarnoff"), acknowledges that Dale R. Pfost -("Executive"), has agreed to enter into an Employment Agreement (the "Agreement") of even date with Orchid Biocomputer, Inc. ("Orchid").

     1. General Guarantee. Sarnoff hereby acknowledges receipt of good, adequate and valuable consideration, and hereby unconditionally and irrevocably guarantees: (1) the full and prompt payment of all sums that may be due by Orchid to Executive under the Agreement as they relate to Executive's equity, salary, benefits and severance, and (2) the performance of all obligations of Orchid under such Agreement as they relate to Executive's equity, salary, benefits and severance.

     2. Limitations on Guarantee. Notwithstanding any other provision of this Guarantee, Sarnoff's liability hereunder is limited as follows:

     (1) in all events Sarnoff's total liability under this instrument shall not exceed $300,000;

     (2) this guarantee shall lapse on the seventh annual anniversary of the "Effective Date" of the Agreement;

     (3) if Sarnoff's direct and indirect ownership interest in Orchid become less than 50 percent of the outstanding voting shares of Orchid by reason of the sale by Sarnoff of its shares in Orchid to a third party, then the obligations due Executive under the Agreement shall be limited to four months of compensation and fringe benefits payable to Executive as an officer, together with the one year of severance benefits applicable in specified circumstances under the Agreement;

     (4) if Sarnoff's direct and indirect ownership interest in Orchid become less than 50 percent of the outstanding voting shares of Orchid by reason of a capital raising transaction approved by the Board of Directors of Orchid, and which as part of such Board approval receives the affirmative vote of Executive as a director of Orchid, then this guarantee shall automatically lapse upon the close of any such transaction;

     (5) if Sarnoff's direct and indirect ownership interest in Orchid become less than 50 percent of the outstanding voting shares of Orchid by reason of a capital raising transaction approved by the Board of Directors of Orchid, but which as part of such Board approval did not receive the affirmative vote of Executive as a director of Orchid, then the obligations due Executive under the Agreement shall be limited to four months of compensation and fringe benefits payable to Executive as an officer, together with the one year of severance benefits applicable in specified circumstances under the Agreement;

     (6) this guarantee shall lapse in the event of an underwritten initial public offering of the Company's common stock which results in $10 million in minimum net proceeds to the Company;

     (7) this guarantee in all events shall lapse on that date which is three years after the date that Sarnoff's direct and indirect ownership interest in Orchid become less than 50 percent of the outstanding voting shares of Orchid;

     (8) this guarantee shall lapse with the prior written consent of the Executive;

     (9) this guarantee shall lapse upon its replacement by $300,000 in funds deposited by Sarnoff into an escrow account, or by another such equivalent security device, with any such device being under such written terms and conditions as may be mutually acceptable to the parties.

     3. Payment of Compensation. Further, notwithstanding any other provision of this Guarantee, if, during the Term of Employment as defined under the Agreement, Executive, as the CEO or Chairman of Orchid, makes a good faith determination that Orchid is unable to meet part or all of its payroll obligations for any pay period, including, without limitation, Orchid's ability to pay to Executive his compensation for such pay period, then Executive will deliver written notice of such circumstances simultaneously to Sarnoff and to all of the members of Orchid's Board of Directors. Within three (3) business days after such notice, Sarnoff agrees to pay directly to Executive his compensation for such pay period. If, however, after receiving such notice from Executive, a majority of Orchid's Board disagrees in good faith with Executive's determination, the Board may overrule Executive by directing Executive to obtain his compensation for such period directly from Orchid if such funds are existent in the normal accounts of the company, and, upon Executive's receipt of such compensation payment from Orchid, Sarnoff shall have no further responsibility to make such payment for such pay period under this Guarantee.

     4. General Provisions. By signing this Guarantee, Sarnoff also agrees that:

     4.1 Changes Do Not Affect Liability. Executive may without notice to Sarnoff and in his absolute discretion and without prejudice to him or in any way limiting Sarnoff's liability under this Guarantee, (a) grant extensions of time, renewals or other indulgences and modifications to Orchid or any other party under the Agreement, (b) change, amend or modify the Agreement, (c) authorize the use, exchange, release or subordination of any security or collateral for the Agreement, whether real or personal property, (d) take additional security for the Agreement, whether real or personal property, (e) discharge or release any party or parties liable under the Agreement, (f) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Orchid or any other guarantor or pledger,
(g) credit payments in such manner and order of priority as Executive may determine in its discretion, and (h) otherwise deal with Orchid or any other guarantor or party related to the Agreement or any security or collateral as Executive may determine in its discretion. Without limiting the generality of the foregoing, Sarnoff agrees that by doing so Sarnoff's liability shall continue even if Executive alters any obligations under the Agreement in any respect or Executive's remedies or rights against Orchid are in any way impaired or suspended without Sarnoff's consent.

     4.2 Guarantee of Payment and Performance. Sarnoff's liability under this Guarantee is a guarantee of payment and performance of the Agreement and not of collect ability, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of any of the Agreement.

     4.3 Waivers of Certain Rights and Defenses. Sarnoff hereby waives the right to require Executive to (a) proceed against Orchid (except as provided above in Section 3) or any other guarantor or pledger, (b) proceed against or exhaust any security or collateral Executive may hold, or (c) pursue any other right or remedy for Sarnoff's benefit, and agrees that Executive may proceed against Sarnoff for the obligations guaranteed herein without taking any action against Orchid or any other guarantor or pledger and without proceeding against or exhausting any security or collateral Executive holds. Sarnoff agrees that Executive may unqualifiedly exercise in his sole discretion any or all rights and remedies available to him against Orchid or any other guarantor or pledger without impairing Executive's rights and remedies in enforcing this Guarantee, under which Sarnoff's liabilities shall remain independent and unconditional.

     4.4 Additional Waivers. Sarnoff hereby waives diligence and all demands, protests, presentments and notices of every kind or nature, including notices of protests, dishonor, nonpayment, acceptance of this Guarantee and the creation, renewal, extension, modification or accrual of any of the obligations Sarnoff hereby guarantees. No failure or delay on Executive's part in exercising any power, right or privilege hereunder shall impair any such power, right or privilege or be construed as a waiver of or an acquiescence therein.

     4.5 Changes, Waivers, Amendments, Attorney's Fees. No terms or provisions of this Guarantee may be changed, waived, revoked or amended without the prior written consent of both parties to this Guarantee. Should any provision of this Guarantee be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guarantee embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guarantee. The prevailing party in any dispute resulting in arbitration, litigation or other proceedings between any guarantor hereunder and Executive shall be entitled to its costs and expenses for such proceedings, including reasonable attorneys' fees.

     4.6 Inconsistent Law. Notices and Governing Law. If any of the provisions of this Section 4 are inconsistent with the provisions of Sections 1, 2, or 3 of this Guarantee, the provisions of Sections 1, 2 or 3, as the case may be, shall control. All notices, requests and demands to be made hereunder shall be in writing at the last known business address of each party by any of the following means: (i) personal service (including service by overnight courier service);
(ii) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by personal service or by registered or certified, first class mail, return receipt requested); or (iii) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, request or demand sent pursuant to either subsection (i) or (ii) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to subsection (iii) shall be deemed received seven (7) days following deposit in the mail. This

Guarantee shall be enforced and interpreted according to the laws of the State of New Jersey, irrespective of its conflicts of laws rules.

SARNOFF CORPORATION

By_______________________
Title____________________

_________________________
Date

                      RESTRICTED STOCK PURCHASE AGREEMENT
                      -----------------------------------

     This Agreement dated as of November 30, 1997 (the "Effective Date") is by and between Orchid Biocomputer, Inc., a Delaware corporation (the "Company"), and Dale R. Pfost, Ph.D. (THE "Stockholder").

     WHEREAS, the Company and the Stockholder have entered into an Employment Agreement dated as of November 1, 1996 (the "Employment Agreement") pursuant to which the Company has agreed to employ the Stockholder subject to the terms described therein and

     WHEREAS, pursuant to Sections 3.2 and 3.2.1 of the Employment Agreement, the Company is obligated to issue to the Stockholder shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), totaling 99,333 and 10,000 shares, respectively (or 109,333 shares in the aggregate).

     NOW, THEREFORE, in consideration of the mutual covenants and representations herein set forth, the parties hereby agree as follows:

     1.   Purchase of Stock. Subject to the terms and conditions of this
          -----------------
Agreement, the Company hereby grants and delivers to the Stockholder an aggregate of 109,333 shares of the Common Stock of the Company (such shares, together with any other securities of the Company that may be issued in exchange for or in respect of such shares of Common Stock by way of a stock split, stock dividend, combination, reclassification, reorganization, or any other means, being referred to herein as the "Shares"). Upon execution by the Stockholder of this Agreement, the Company shall deliver to the Stockholder a certificate representing the Shares being granted to the Stockholder by the Company,

     2.   Vesting of Shares. The Shares shall be subject to vesting in
          -----------------
accordance with the following schedule:

          (a)  Fifty percent (50%) of the Shares will vest on the Effective
               Date.

          (b) The remaining fifty percent (50%) of the Shares will vest monthly on the last day of each month in twenty-four equal portions of 2.083% per month, with the first such vesting to occur on November 30, 1997.

The portion of the Shares that has not vested is referred to herein as the "Unvested Shares;" the portion of the Shares that has vested is referred to herein as the "Vested Shares."

     3.   Shares Subject to Restrictions. During the term of this Agreement, the
          ------------------------------
Shares may not be sold, assigned, transferred, pledged, hypothecated, mortgaged or disposed to by gift or otherwise, or in any way encumbered, except in accordance with this Agreement.

     4.   Repurchase Right of the Company.
          -------------------------------

     4.1  Repurchase Right. In the event that the Stockholder's employment with
          ----------------
the Company is terminated for any reason, whether by the Stockholder or by the Company, and with or without cause, the Company shall have the option to purchase from the Stockholder (or the

Stockholder's heirs or the legal representatives in the event of the Stockholder's death), and the Stockholder shall be obligated to sell to the Company, at a price equal to the Repurchase Price (as defined below), all of the Shares (the "Repurchase Option").

     4.2  Mechanics of Repurchase. The Company may exercise the Repurchase
          -----------------------
Option upon written notice (the "Company Notice") to the Stockholder within fourteen (14) days after the date of termination of the Stockholder's employment with the Company. Such Company Notice shall state the following: (i) the number of Shares that the Company will repurchase, (ii) the aggregate Repurchase Price of such Shares, and (iii) a closing date for the repurchase. On the specified closing date, at the principal offices of the Company or by other mutually agreeable arrangement, the Stockholder shall deliver to the Company the duly endorsed certificate(s) representing the Shares subject to repurchase, and the Company shall pay the Repurchase Price of such Shares (in cash, by check, or by cancellation of indebtedness of the Stockholder to the Company). The closing date described in the preceding sentence shall be within sixty (60) days after the date of the Company Notice; provided, however, if there is a valuation disagreement that is submitted to appraisal under Paragraph 4.5 of this Agreement, then the closing date shall be thirty (30) days after the valuation determination has been made by the appraiser.

     4.3  Failure to Deliver Shares. If the Stockholder becomes obligated to
          -------------------------
sell any Shares to the Company under this Section 4 and fails to deliver such Shares in accordance with the terms of the Agreement, the Company may, in addition to all other available remedies, send to the Stockholder the Repurchase Price for the Shares in accordance with this Section 4 and then, immediately upon written notice, the Company may take the following actions: (i) cancel on its books the certificate(s) representing Shares not delivered and, at is election, issue to itself or its assignee one or more new certificates representing the repurchased Shares, and (ii) issue to the Stockholder a certificate representing any Shares represented by the canceled certificate(s). In such event, the Stockholder shall have no further rights in and to such undelivered Shares.

     4.4  Termination of Repurchase Option. This Repurchase Option shall
          --------------------------------
terminate on the earlier to occur of (i) the consummation by the Company of its first underwritten public offering pursuant to an effective registration statement or Form S-1 (or its equivalent) under the Securities Act of 1933, as amended (a "Qualified Offering"), and (ii) the date on which David Sarnoff Research Center, Inc. ("Sarnoff") first ceases to own or control at least 51% of the issued and outstanding shares of the capital stock of the Company having the right to vote in the election of directors.

     4.5  Repurchase Price. As used herein, the term "Repurchase Price" shall
          ----------------
mean (i) with respect to the Vested Shares, the fair market value per share as of the date of termination of the Stockholder's employment as determined in good faith by the Board of Directors of the Company and (ii) with respect to the Unvested Shares, $.01 per share. In the event that the Stockholder shall disagree with the valuation of the Vested Shares determined in accordance with subsection (i) of this Section 4.5, then, upon written notice to the Company given within ten (10) days of the date the Board shall notify the Stockholder of its determination of such fair market value, the parties shall select a neutral independent appraiser to determine such value within ninety (90) days of such notice, with the expense of such appraisal to be borne equally by the parties.

5.   Put Right of the Stockholder.
     ----------------------------

     5.1  Put Right. In the event that the Stockholder's employment with the
          ---------
Company is terminated for any reason, whether by the Stockholder or by the Company, and with or without cause, the Stockholder shall have the right to require the Company to purchase from the Stockholder (or the Stockholder's heirs or the legal representatives in the event of the Stockholder's death), at a price equal to the Repurchase Price (as defined in Section 4.5 above), all of the Shares (the "Put Option").

     5.2  Mechanics of Put Right. The Stockholder may exercise the Put Right
          ----------------------
upon written notice (the "Stockholder's Notice") to the Company within fourteen
(14) days after the date of termination of the Stockholder's employment with the Company. The Stockholder's Notice shall state the following: (i) the number of Shares that the Stockholder will be selling to the Company, and (ii) a closing date for the sale. On the specified closing date, at the principal offices of the Company or by other mutually agreeable arrangement, the Stockholder shall deliver to the Company the duly endorsed certificate(s) representing the Shares subject to the Put Right, and the Company shall pay the Repurchase Price of such Shares (in cash, by check, or by cancellation of indebtedness of the Stockholder to the Company). The closing date described in the preceding sentence shall be within sixty (60) days after the date of the Stockholder's Notice, provided however, if there is a valuation disagreement that is submitted to appraisal under Paragraph 4.5 of this Agreement, then the closing date shall be thirty
(30) days after the valuation determination has been made by the appraiser.

     6.   Transfer of Unvested Shares. No portion of the Unvested Shares shall
          ---------------------------
be transferable, except to a trust for the benefit of (i) an immediate family member (spouse, parents, children, or grandchildren) or (ii) the Stockholder.

     7.   Transfer of Vested Shares.
          -------------------------

          7.1  Right of First Refusal. If the Stockholder desires to sell all or
               ----------------------
any part of the Vested Shares and has received in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof from a party (the "Offeror"), the Stockholder shall give written notice (the "BFO Notice") to the Company setting forth Stockholder's desire to sell such Vested Shares, which BFO Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the BFO Notice, the Company shall have an option to purchase all (but not less than all) of such Vested Shares specified in the BFO Notice, such option to be exercised by giving, within thirty (30) days after receipt of the BFO Notice, a written counter-notice to the Stockholder. If the Company elects to purchase all (but not less than all) of such Vested Shares, it shall be obligated to purchase, and the Stockholder shall be obligated to sell to the Company, such Vested Shares at the price and in accordance with the terms indicated in the Bona Fide Offer within sixty (60) days from the date of receipt by the Company of the BFO Notice. The Company may assign the right of first refusal granted by this Section 7.1.

          7.2  Subsequent Sale of the Vested Shares. The Stockholder may sell
               ------------------------------------
any or all of the Vested Shares that the Company or its assignees have not elected to purchase during the twenty (20) days following the expiration of the exercise period for such purchase by the

Company, provided that such sale is made only pursuant to the terms of the Bona Fide Offer. If, however, any or all of the Vested Shares is not sold pursuant to the Bona Fide Offer within such twenty-day period, the unsold portion of the Vested Shares shall remain subject to the terms of this Agreement.

          7.3  Restrictions on Offeror. Any Offeror purchasing all or any
               -----------------------
portion of the Vested Shares from the Stockholder under Section 7.2 shall be subject to the terms of this Agreement.

          7.4  Exempted Transfers. The Stockholder shall be permitted to
               ------------------
transfer portions of the Vested Shares owned by him without complying with the provisions of this Section 7 in the following situations: (i) any inter vivos transfer by the Stockholder to any member of his immediate family (spouse, parents, children or grandchildren) or to any trust for the benefit of any such immediate family member or himself, or a family limited partnership or family limited liability company, provided that any such transferee referred to above shall have delivered to the Company the written agreement of such transferee to be bound by all of the provisions of this Agreement to the same extent as the Stockholder, or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder.

          7.5  Failure to Deliver Shares. If the Stockholder becomes obligated
               -------------------------
to sell any Shares to the Company or its assignee under this Section 7 and fails to deliver such Shares in accordance with the terms of this Agreement, the Company or its assignee may, at its option, in addition to all other remedies it may have, send to the Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to the Stockholder,
(i) shall cancel on its books the certificate or certificates representing the Shares to be sold and (ii) shall issue, in lieu thereof, in the name of the Company or its assignee, a new certificate or certificates representing such Shares, and thereupon all of the Stockholder's rights in and to such Shares shall terminate.

          7.6  Term. This Agreement shall terminate (i) immediately prior to the
               ----

consummation of a Qualified Offering, or (ii) upon the closing of an acquisition, consolidation, or merger of the Company or a sale or transfer of all or substantially all of the assets of the Company.

     8.   Legend. Each certificate evidencing any of the Shares shall bear a
          ------
legend substantially as follows:

          "The shares represented by this certificate are subject to restrictions on transfer and repurchase provisions and may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Restricted Stock Purchase Agreement dated as of November 30, 1997, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

     9.  Specific Performance. Because the Shares cannot be readily purchased or
         --------------------
sold in the open market, and for other reasons deemed sufficient by them, the parties hereto acknowledge that they will be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by either of the parties hereto, the other, in addition to all other remedies, shall be entitled, without showing any actual damage, to a temporary or permanent injunction and/or a decree for specific performance, in accordance with the provisions hereof.

     10.  Section 83(b) Election. The Stockholder acknowledges that Section 83
          ----------------------
of the Internal Revenue Code of 1986, as amended (the "Code"), may apply to the grant of Shares under this Agreement. The Stockholder further acknowledges that an election under Section 83(b) of the Code must be filed with I.R.S., if desired, within thirty (30) days after the date the Shares was granted to the Stockholder under this Agreement. Because the particular tax situation for the Stockholder will depend on individual circumstances, the Stockholder should consult a personal tax adviser with respect to the federal income tax consequences of the Shares received under this Agreement, as well as with respect to the effects of applicable state tax laws and any applicable tax laws of foreign jurisdictions. THE STOCKHOLDER ACKNOWLEDGES THAT IT IS THE RESPONSIBILITY OF THE STOCKHOLDER AND NOT OF THE COMPANY TO FILE A TIMELY ELECTION UNDER SECTION 83(b) OF THE CODE EVEN IF THE STOCKHOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON BEHALF OF THE STOCKHOLDER.

     11.  Investment Representations.
          --------------------------

          11.1  Investment Intent. The Stockholder represents that the Shares
                -----------------
are being acquired for his own account for investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Shares and acknowledge that the certificate from the Shares will bear a legend reflecting the provisions of this
Section 11.1.

          11.2  Disclosure of Information. The Stockholder has received all the
                -------------------------
information that he considers necessary or appropriate for deciding whether to purchase the Shares. The Stockholder further represents that he has had sufficient opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.

          11.3  Lack of Registration. The Stockholder understands and
                --------------------
acknowledges that the Shares is unregistered and may not be sold publicly unless subsequently registered under the Securities Act, of 1933, as amended (the "Act") or unless an exemption from such registration is available; that the exemption from registration under Rule 144 promulgated under the Act will not be available in any event for at least one (1) year from the date of purchase and payment for the Shares and even then will not be available unless (i) a public trading market then exists for the interest of the Company, (ii) adequate current information concerning the Company is then available to the public, and
(iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions. The Company further understands and acknowledges that: (1) there is not presently available, and may not be available at the time he wishes to sell the Shares adequate current public information with respect to the Company that would permit offers or sales of the Shares pursuant to Rule 144 promulgated under the Act, and, therefore, compliance with Regulation A of the Act may be required for any such offer or sale; and (ii) the Company is under no obligation to register the Shares or to make Rule 144 available.

     12.  Governing Law. This Agreement shall be construed under and governed by
          -------------
the internal laws of the State of New Jersey, without regard to principles of conflicts of law.

     13.  Notice. Notice hereunder shall be deemed to have been duly given if in
          ------
writing (i) on the date delivered, if delivered in person, (ii) on the business day after the date sent, if sent by recognized overnight courier service, or
(iii) three (3) days after the date of mailing, if sent by registered or certified mail, postage prepaid, return receipt requested. The parties shall designate their respective addresses.

     14.  Entire Agreement; Amendment. This Agreement supersedes all prior
          ---------------------------
written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified, amended, terminated or any provision thereof waived in whole or in part except by a written agreement signed by the parties.

     15.  Waivers. No waiver hereunder shall be deemed a waiver of any
          -------
subsequent breach or default of the same or similar nature.

     16.  Severability; Reformation. If any provision of this Agreement shall be
          -------------------------
determined by a court of law to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof, and this Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be enforceable to the maximum extent legally possible.

     17.  Headings. Headings are for convenience only and are not deemed to be
          --------
part of this Agreement.

     18.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date first written above.

                              ORCHID BIOCOMPUTER, INC.


                              By:______________________________
                                 Name:
                                 Title:

                              _________________________________
                              Dale R. Pfost